McKESSON CORPORATION REPORTS FISCAL 2023 FOURTH-QUARTER
AND FULL-YEAR RESULTS AND RAISES LONG-TERM SEGMENT GROWTH TARGETS

Fourth-Quarter Highlights:
•Total revenues of $68.9 billion increased 4%.
•Earnings per diluted share from continuing operations of $5.71 increased $3.23.
•Adjusted Earnings per Diluted Share of $7.19 increased 23%.
•Adjusted Earnings per Diluted Share Excluding Certain Items increased 30%.

Full-Year Highlights:
•Total revenues of $276.7 billion increased 5%.
•Earnings per diluted share from continuing operations of $25.05 increased $17.79.
•Adjusted Earnings per Diluted Share of $25.94 increased 9%.
•Adjusted Earnings per Diluted Share Excluding Certain Items increased 15%.
•Cash flow from operations of $5.2 billion and Free Cash Flow of $4.6 billion.

Fiscal 2024 Outlook:
•Fiscal 2024 Adjusted Earnings per Diluted Share guidance range of $26.10 to $26.90, indicates 1% to 4% forecasted growth compared to prior year.
•Raising long-term Adjusted Segment Operating Profit growth targets and confirming strength of strategic growth prospects.
•The Company does not forecast GAAP earnings per diluted share from continuing operations or segment operating profit1.

IRVING, Texas, May 8, 2023 - McKesson Corporation (NYSE:MCK) today reported results for the fourth-quarter and fiscal year ended March 31, 2023.

Fiscal 2023 Fourth-Quarter and Full-Year Result Summary

	Fourth-Quarter			Full-Year
($ in millions, except per share amounts)	FY23	FY22	Change	FY23	FY22	Change
Revenues	$68,910	$66,102	4%	$276,711	$263,966	5%
Income from Continuing Operations [2]	787	370	113	3,563	1,119	218
Adjusted Earnings [2,3]	992	870	14	3,689	3,652	1
Earnings per Diluted Share [2]	5.71	2.48	130	25.05	7.26	245
Adjusted Earnings per Diluted Share [2,3]	7.19	5.83	23	25.94	23.69	9
[1] See below under "Fiscal 2024 Outlook" for full explanation
[2] Reflects continuing operations attributable to McKesson, net of tax
[3] Adjusted results in this earnings release are non-GAAP financial measures; refer to the accompanying definitions and reconciliation schedules

“Our strong fourth quarter represented continued operating momentum and execution against our company priorities,” said Brian Tyler, chief executive officer. “For the full year, McKesson reported performance across all business segments above our long-term targets. Our results reflect the commitment of our employees and their dedication to perform for customers, patients, communities, and shareholders. I want to thank the over 50,000 team members across McKesson for their dedication to delivering on our purpose to advance health outcomes for all.”

“Looking ahead to fiscal 2024, we are well positioned to leverage the differentiated assets and capabilities across McKesson to execute on our strategies, drive sustainable growth and create value for all stakeholders,” said Mr. Tyler. “We continue to invest for the long term, and our leadership positions, execution, and confidence in the future support our updated long-term segment growth targets.”

Fourth-quarter revenues were $68.9 billion, an increase of 4% from a year ago, and full-year revenues were $276.7 billion, an increase of 5%, primarily driven by growth in the U.S. Pharmaceutical segment, partially offset by lower revenues in the International segment as a result of the completed divestitures of McKesson's European businesses.

Fourth-quarter earnings per diluted share from continuing operations was $5.71 compared to $2.48 a year ago, an increase of $3.23. Full-year earnings per diluted share from continuing operations was $25.05 compared to $7.26 a year ago, an increase of $17.79.

Fourth-quarter Adjusted Earnings per Diluted Share was $7.19 compared to $5.83 a year ago, an increase of 23%, driven by lower tax rate, lower share count, and growth in the U.S. Pharmaceutical and Prescription Technology Solutions segments. Full-year Adjusted Earnings per Diluted Share was $25.94 compared to $23.69 a year ago, an increase of 9%, driven by a lower share count and growth in the U.S. Pharmaceutical segment, partially offset by lower contributions in the International segment as a result of the completed divestitures of McKesson's European businesses.

For the full-year, McKesson returned $3.9 billion of cash to shareholders, which included $3.6 billion of common stock repurchases and $292 million of dividend payments. During the fiscal year, McKesson generated cash from operations of $5.2 billion, and invested $558 million in capital expenditures, resulting in Free Cash Flow of $4.6 billion.

Business Highlights
•McKesson continued to advance and expand its differentiated oncology and biopharma services platforms.
◦The US Oncology Network expanded its footprint into local communities with the addition of Regional Cancer Care Associates, strengthening its market leading position in community oncology practices and growing its total network of providers to over 2,300.
◦Prescription Technology Solutions helped patients access their medicine over 24 million times in the fourth quarter, the highest number of patients assisted in the segment’s history.
•McKesson received multiple awards and recognitions for its commitment to diversity and inclusion, as well as its dedication to sustainability.
◦Recognized by Forbes as one of America's Best Large Employers in 2023.
◦Recognized by Newsweek as one of America's Greatest Workplaces for Women in 2023.
◦Named a 2023 Industry Top-Rated ESG Company by Sustainalytics, an independent research, ratings, and analytics firm that reports on environmental, social, and governance performance to institutional investors and companies.

U.S. Pharmaceutical Segment
Fourth-Quarter
•Revenues were $61.7 billion, an increase of 15%, driven by increased volume of specialty products, including higher volumes from retail national account customers, and market growth, partially offset by branded to generic conversions.
•Segment Operating Profit was $764 million. Adjusted Segment Operating Profit was $861 million, an increase of 10%, driven by growth in distribution of specialty products to providers and health systems and increased contributions from our generics programs. Excluding the impact of COVID-19 vaccine distribution, the U.S. Pharmaceutical segment delivered Adjusted Segment Operating Profit growth of 9%.

Full-Year
•Revenues were $240.6 billion, an increase of 13%, driven by increased volume of specialty products, including higher volumes from retail national account customers, and market growth, partially offset by branded to generic conversions.
•Segment Operating Profit was $3.2 billion. Adjusted Segment Operating Profit was $3.1 billion, an increase of 6%, driven by growth in distribution of specialty products to providers and health systems, and increased contributions from our generics programs. Excluding the impact of COVID-19 vaccine distribution, the U.S. Pharmaceutical segment delivered Adjusted Segment Operating Profit growth of 8%.

Prescription Technology Solutions Segment
Fourth-Quarter
•Revenues were $1.2 billion, an increase of 16%, driven by growth in prescription volumes in our third-party logistics business and higher technology service revenues.
•Segment Operating Profit was $166 million. Adjusted Segment Operating Profit was $218 million, an increase of 35%, driven by growth in access, affordability, and adherence solutions.
Full-Year
•Revenues were $4.4 billion, an increase of 14%, driven by growth in prescription volumes in our third-party logistics business and higher technology service revenues.
•Segment Operating Profit was $566 million. Adjusted Segment Operating Profit was $679 million, an increase of 15%, driven by growth in access, affordability, and adherence solutions.

Medical-Surgical Solutions Segment
Fourth-Quarter
•Revenues were $2.7 billion, a decrease of 6%, driven by lower sales of COVID-19 tests and lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program, partially offset by growth in the primary and extended care businesses.
•Segment Operating Profit was $234 million. Adjusted Segment Operating Profit was $248 million, a decrease of 17%, driven by lower sales of COVID-19 tests and lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government’s COVID-19 vaccine program, partially offset by growth in the primary and extended care businesses. Excluding the impact of COVID-19 related items, the Medical-Surgical Solutions segment delivered Adjusted Segment Operating Profit growth of 2%.

Full-Year
•Revenues were $11.1 billion, a decrease of 4%, driven by lower sales of COVID-19 tests and lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program, partially offset by growth in the primary care business.
•Segment Operating Profit was $1.1 billion. Adjusted Segment Operating Profit was $1.2 billion, a decrease of 4%, driven by lower sales of COVID-19 tests and lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government’s COVID-19 vaccine program, partially offset by growth in the primary care business, including favorable sourcing activities and illness season testing. Excluding the impact of COVID-19 related items, the Medical-Surgical Solutions segment delivered Adjusted Segment Operating Profit growth of 13%.

International Segment
Fourth-Quarter
•Revenues were $3.4 billion. On an FX-Adjusted basis, revenues were $3.6 billion, a decrease of 58%, driven by the divestitures of McKesson's European businesses.
•Segment Operating Profit was $43 million. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $88 million, a decrease of 40%, driven by the divestitures of McKesson's European businesses.
Full-Year
•Revenues were $20.6 billion. On an FX-Adjusted basis, revenues were $22.5 billion, a decrease of 38%, driven by the divestitures of McKesson's European businesses.
•Segment Operating Profit was $136 million. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $549 million, a decrease of 22%, driven by the divestitures of McKesson's European businesses.

Fiscal 2024 Outlook
McKesson does not provide forward-looking guidance on a GAAP basis as the Company is unable to provide a quantitative reconciliation of forward-looking Non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company's control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

McKesson anticipates Fiscal 2024 Adjusted Earnings per Diluted Share of $26.10 to $26.90, which reflects expected growth at or above updated long-term segment targets, execution against strategic growth opportunities, and a disciplined approach to capital allocation, delivering sustainable long-term earnings growth.

Raising Long-Term Adjusted Segment Operating Profit Growth Targets
McKesson continues to strengthen its portfolio of differentiated assets and capabilities to advance healthcare for all. As COVID-19 related contracts with the U.S. government are scheduled to end in July 2023, and the contribution from Europe continues to run off as guided, McKesson remains committed to its company priorities:
•Focus on people and culture to achieve the company's mission of improving care in every setting - one product, one partner, one patient at a time.
•Accelerate the expansion of McKesson's differentiated oncology and biopharma services platforms.
•Drive sustainable core growth through the strong value proposition of McKesson's scaled and durable distribution business.
•Evolve and grow the portfolio through the continued exit of Europe, as we explore strategic alternatives to exit its remaining operations in Norway.

As a result of strong execution against our strategic initiatives, operating momentum, and building on our differentiated assets and capabilities, McKesson is well positioned for strong growth in the years ahead and is raising long-term Adjusted Segment Operating Profit growth targets as follows:

	Updated Long-Term Segment Growth Targets[1]	Previous Long-Term Segment Growth Targets[1]
U.S. Pharmaceutical	5% to 7% growth	4% growth
Prescription Technology Solutions	11% to 12% growth	11% growth
Medical-Surgical Solutions	10% to 12% growth	10% growth
[1] Base year metrics of Adjusted Segment Operating Profit exclude the impacts attributable to the U.S. government's COVID-19 vaccine distribution in U.S. Pharmaceutical and impacts attributable to kitting, storage, and distribution of ancillary supplies and COVID-19 tests in Medical-Surgical Solutions

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Monday, May 8th at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conference:
•BofA Securities 2023 Healthcare Conference, May 11, 2023
The audio webcast, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Loss on Debt Extinguishment, Adjusted Interest Expense, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Earnings per Diluted Share Excluding Certain Items, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

The Company does not provide forward-looking guidance on a GAAP basis as McKesson is unable to provide a quantitative reconciliation of forward-looking Non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. The discussion of financial outlook, guidance, trends, strategy, plans, assumptions, or intentions may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our most recent annual and periodic report filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance or indemnification; we are subject to frequently changing, extensive, complex, and challenging healthcare and other laws; we from time to time record significant charges from impairment to goodwill, intangibles, and other long-lived assets; we might not realize expected benefits from business process initiatives; we experience cybersecurity incidents that might significantly compromise our technology systems or might result in material data breaches; we may be unsuccessful in achieving our strategic growth objectives; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; our use of third-party data is subject to limitations that could impede the growth of our data services business; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we might be adversely impacted by changes or disruptions in product supply and have difficulties in sourcing or selling products due to a variety of causes; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by changes in the economic environments in which we operate, including from inflation, an economic slowdown, or a recession; changes affecting capital and credit markets might impede access to credit, increase borrowing costs, and disrupt banking services for us and our customers and suppliers and might impair the financial soundness of our customers and suppliers; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we might be adversely impacted by fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues, natural disasters, political events and other catastrophic events; and we may be adversely affected by global climate change or by legal, regulatory, or market responses to such change.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Contacts:
Rachel Rodriguez (Investors)
Investors@McKesson.com
David Matthews (Media)
MediaRelations@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,			Year Ended March 31,
	2023	2022	Change	2023	2022	Change
Revenues	$68,910	$66,102	4%	$276,711	$263,966	5%
Cost of sales	(65,844)	(62,784)	5	(264,353)	(250,836)	5
Gross profit	3,066	3,318	(8)	12,358	13,130	(6)
Selling, distribution, general, and administrative expenses	(1,964)	(2,531)	(22)	(7,776)	(10,537)	(26)
Claims and litigation charges, net	3	(81)	104	8	(274)	103
Restructuring, impairment, and related charges, net	(125)	(73)	71	(209)	(281)	(26)
Total operating expenses	(2,086)	(2,685)	(22)	(7,977)	(11,092)	(28)
Operating income	980	633	55	4,381	2,038	115
Other income, net	31	57	(46)	497	259	92
Loss on debt extinguishment	—	—	—	—	(191)	(100)
Interest expense	(79)	(43)	84	(248)	(178)	39
Income from continuing operations before income taxes	932	647	44	4,630	1,928	140
Income tax expense	(106)	(240)	(56)	(905)	(636)	42
Income from continuing operations	826	407	103	3,725	1,292	188
Loss from discontinued operations, net of tax	—	(2)	(100)	(3)	(5)	(40)
Net income	826	405	104	3,722	1,287	189
Net income attributable to noncontrolling interests	(39)	(37)	5	(162)	(173)	(6)
Net income attributable to McKesson Corporation	$787	$368	114%	$3,560	$1,114	220%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted
Continuing operations	$5.71	$2.48	130%	$25.05	$7.26	245%
Discontinued operations	—	(0.01)	(100)	(0.02)	(0.03)	(33)
Total	$5.71	$2.47	131%	$25.03	$7.23	246%

Basic
Continuing operations	$5.75	$2.51	129%	$25.25	$7.35	244%
Discontinued operations	—	(0.01)	(100)	(0.02)	(0.03)	(33)
Total	$5.75	$2.50	130%	$25.23	$7.32	245%

Dividends declared per common share	$0.54	$0.47	15%	$2.09	$1.83	14%

Weighted-average common shares outstanding
Diluted	138.0	149.2	(8)%	142.2	154.1	(8)%
Basic	136.9	147.2	(7)	141.1	152.3	(7)
(a)Certain computations may reflect rounding adjustments.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2023 and 2022 as well as our
Annual Reports on Form 10-K for fiscal 2023 and 2022.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,			Year Ended March 31,
	2023	2022	Change	2023	2022	Change
Income from continuing operations (GAAP)	$826	$407	103%	$3,725	$1,292	188%
Net income attributable to noncontrolling interests (GAAP)	(39)	(37)	5	(162)	(173)	(6)
Income from continuing operations attributable to McKesson Corporation (GAAP)	787	370	113	3,563	1,119	218
Pre-tax adjustments:
Amortization of acquisition-related intangibles	66	70	(6)	236	333	(29)
Transaction-related expenses and adjustments (1) (2) (3) (4) (5) (6)	35	234	(85)	(123)	1,577	(108)
LIFO inventory-related adjustments	32	56	(43)	1	(23)	104
Gains from antitrust legal settlements	—	—	—	(129)	(46)	180
Restructuring, impairment, and related charges, net (7)	125	73	71	209	281	(26)
Claims and litigation charges, net (8) (9)	(3)	81	(104)	(8)	274	(103)
Other adjustments, net (10) (11) (12)	1	—	—	(70)	347	(120)
Income tax effect on pre-tax adjustments	(48)	(14)	243	13	(210)	106
Net income attributable to noncontrolling interests effect on pre-tax adjustments	(3)	—	—	(3)	—	—
Adjusted Earnings (Non-GAAP)	$992	$870	14%	$3,689	$3,652	1%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,			Year Ended March 31,
	2023	2022	Change	2023	2022	Change
Earnings per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) (a)	$5.71	$2.48	130%	$25.05	$7.26	245%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.36	0.36	—	1.29	1.69	(24)
Transaction-related expenses and adjustments	0.20	1.82	(89)	(0.52)	10.40	(105)
LIFO inventory-related adjustments	0.18	0.28	(36)	0.01	(0.11)	109
Gains from antitrust legal settlements	—	—	—	(0.67)	(0.22)	205
Restructuring, impairment, and related charges, net	0.69	0.39	77	1.13	1.46	(23)
Claims and litigation charges, net	0.05	0.51	(90)	0.02	1.54	(99)
Other adjustments, net	—	(0.01)	(100)	(0.37)	1.67	(122)
Adjusted Earnings per Diluted Share (Non-GAAP) (a) (b)	$7.19	$5.83	23	$25.94	$23.69	9
After-tax adjustments: (c)
U.S. government's COVID-19 vaccine distribution program	(0.11)	(0.06)	83	(0.78)	(0.89)	(12)
U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests	(0.16)	(0.42)	(62)	(1.12)	(1.78)	(37)
Net losses (gains) associated with McKesson Ventures' equity investments (13)	0.06	0.03	100	0.19	(0.47)	140
Termination of Tax Receivable Agreement with Change Healthcare (14)	—	—	—	(0.65)	—	—
Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP) (a)	$6.98	$5.38	30%	$23.58	$20.55	15%

Diluted weighted-average common shares outstanding	138.0	149.2	(8)%	142.2	154.1	(8)%
(a)Certain computations may reflect rounding adjustments.
(b)Adjusted earnings per diluted share on an FX-adjusted basis for the three months and year ended March 31, 2023 was $7.24 and $26.19, respectively, which excludes the foreign currency exchange effect of $0.05 and $0.25, respectively.
(c)After-tax adjustments include the following tax impacts per diluted share:
•U.S. government's COVID-19 vaccine distribution program includes income tax expense of $0.04 and $0.02 per diluted share for the three months ended March 31, 2023 and 2022, respectively, and $0.27 and $0.31 per diluted share for the years ended March 31, 2023 and 2022, respectively.
•U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests includes income tax expense of $0.06 and $0.15 per diluted share for the three months ended March 31, 2023 and 2022, respectively, and $0.40 and $0.63 per diluted share for the years ended March 31, 2023 and 2022, respectively.
•Net losses (gains) associated with McKesson Ventures' equity investments includes income tax benefit of $0.02 and $0.01 per diluted share for the three months ended March 31, 2023 and 2022, respectively, and income tax benefit of $0.07 and income tax expense of $0.16 per diluted share for the years ended March 31, 2023 and 2022, respectively.
•Termination of Tax Receivable Agreement with Change Healthcare early termination fee includes income tax expense of $0.23 per diluted share for the year ended March 31, 2023.
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings per Diluted Share (Non-GAAP) and Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,			Year Ended March 31,
	2023	2022	Change	2023	2022	Change
Gross profit (GAAP)	$3,066	$3,318	(8)%	$12,358	$13,130	(6)%
Pre-tax adjustments:
LIFO inventory-related adjustments	32	56	(43)	1	(23)	104
Gains from antitrust legal settlements	—	—	—	(129)	(46)	180
Other adjustments, net (11)	—	—	—	—	147	(100)
Adjusted Gross Profit (Non-GAAP)	$3,098	$3,374	(8)%	$12,230	$13,208	(7)%

Total operating expenses (GAAP)	$(2,086)	$(2,685)	(22)%	$(7,977)	$(11,092)	(28)%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	66	70	(6)	236	332	(29)
Transaction-related expenses and adjustments (1) (2) (3) (4)	26	276	(91)	10	1,619	(99)
Restructuring, impairment, and related charges, net (7)	125	73	71	209	281	(26)
Claims and litigation charges, net (8) (9)	(3)	81	(104)	(8)	274	(103)
Other adjustments, net (11)	—	—	—	26	9	189
Adjusted Operating Expenses (Non-GAAP)	$(1,872)	$(2,185)	(14)%	$(7,504)	$(8,577)	(13)%

Other income, net (GAAP)	$31	$57	(46)%	$497	$259	92%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	—	—	—	—	1	(100)
Transaction-related expenses and adjustments (5) (6)	—	(42)	(100)	(142)	(42)	238
Other adjustments, net (10)	1	—	—	(96)	—	—
Adjusted Other Income (Non-GAAP)	$32	$15	113%	$259	$218	19%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), and Adjusted Other Income (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,			Year Ended March 31,
	2023	2022	Change	2023	2022	Change
Loss on debt extinguishment (GAAP)	$—	$—	—%	$—	$(191)	(100)%
Pre-tax adjustments:
Other adjustments, net (12)	—	—	—	—	191	(100)
Adjusted Loss on Debt Extinguishment (Non-GAAP)	$—	$—	—%	$—	$—	—%

Interest expense (GAAP)	$(79)	$(43)	84%	$(248)	$(178)	39%
Pre-tax adjustments:
Transaction-related expenses and adjustments	9	—	—	9	—	—
Adjusted Interest Expense (Non-GAAP)	$(70)	$(43)	63%	$(239)	$(178)	34%

Income tax expense (GAAP)	$(106)	$(240)	(56)%	$(905)	$(636)	42%
Tax adjustments:
Amortization of acquisition-related intangibles	(14)	(16)	(13)	(51)	(72)	(29)
Transaction-related expenses and adjustments	(6)	37	(116)	51	26	96
LIFO inventory-related adjustments	(8)	(14)	(43)	—	6	(100)
Gains from antitrust legal settlements	—	—	—	34	12	183
Restructuring, impairment, and related charges, net	(30)	(15)	100	(49)	(56)	(13)
Claims and litigation charges, net	10	(4)	350	11	(37)	130
Other adjustments, net	—	(2)	(100)	17	(89)	119
Adjusted Income Tax Expense (Non-GAAP)	$(154)	$(254)	(39)%	$(892)	$(846)	5%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Loss on Debt Extinguishment (Non-GAAP), Adjusted Interest Expense (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended March 31,
	2023			2022			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)	As adjusted (Non-GAAP)	As reported FX-Adjusted (Non-GAAP)	As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$61,676	$—	$61,676	$53,678	$—	$53,678	$—	$61,676	$—	$61,676	15%	15%	15%	15%
Prescription Technology Solutions	1,182	—	1,182	1,020	—	1,020	—	1,182	—	1,182	16	16	16	16
Medical-Surgical Solutions	2,689	—	2,689	2,874	—	2,874	—	2,689	—	2,689	(6)	(6)	(6)	(6)
International	3,363	—	3,363	8,530	—	8,530	250	3,613	250	3,613	(61)	(61)	(58)	(58)
Revenues	$68,910	$—	$68,910	$66,102	$—	$66,102	$250	$69,160	$250	$69,160	4%	4%	5%	5%

OPERATING PROFIT (LOSS) (7)
U.S. Pharmaceutical	$764	$97	$861	$693	$87	$780	$—	$764	$—	$861	10%	10%	10%	10%
Prescription Technology Solutions	166	52	218	139	23	162	—	166	—	218	19	35	19	35
Medical-Surgical Solutions	234	14	248	280	18	298	—	234	—	248	(16)	(17)	(16)	(17)
International (2) (3) (6)	43	37	80	(207)	354	147	5	48	8	88	121	(46)	123	(40)
Subtotal	1,207	200	1,407	905	482	1,387	5	1,212	8	1,415	33	1	34	2
Corporate expenses, net (2) (3) (8)	(196)	47	(149)	(215)	32	(183)	(2)	(198)	(2)	(151)	(9)	(19)	(8)	(17)
Income from continuing operations before interest expense and income taxes	$1,011	$247	$1,258	$690	$514	$1,204	$3	$1,014	$6	$1,264	47%	4%	47%	5%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.24%		1.40%	1.29%		1.45%		1.24%		1.40%	(5) bp	(5) bp	(5) bp	(5) bp
Prescription Technology Solutions	14.04		18.44	13.63		15.88		14.04		18.44	41	256	41	256
Medical-Surgical Solutions	8.70		9.22	9.74		10.37		8.70		9.22	(104)	(115)	(104)	(115)
International	1.28		2.38	(2.43)		1.72		1.33		2.44	371	66	376	72
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Year Ended March 31,
	2023			2022			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)	As adjusted (Non-GAAP)	As reported FX-Adjusted (Non-GAAP)	As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$240,616	$—	$240,616	$212,149	$—	$212,149	$—	$240,616	$—	$240,616	13%	13%	13%	13%
Prescription Technology Solutions	4,387	—	4,387	3,864	—	3,864	—	4,387	—	4,387	14	14	14	14
Medical-Surgical Solutions	11,110	—	11,110	11,608	—	11,608	—	11,110	—	11,110	(4)	(4)	(4)	(4)
International	20,598	—	20,598	36,345	—	36,345	1,918	22,516	1,918	22,516	(43)	(43)	(38)	(38)
Revenues	$276,711	$—	$276,711	$263,966	$—	$263,966	$1,918	$278,629	$1,918	$278,629	5%	5%	6%	6%

OPERATING PROFIT (LOSS) (7)
U.S. Pharmaceutical (5)	$3,206	$(100)	$3,106	$2,879	$53	$2,932	$—	$3,206	$—	$3,106	11%	6%	11%	6%
Prescription Technology Solutions	566	113	679	500	90	590	—	566	—	679	13	15	13	15
Medical-Surgical Solutions (11)	1,117	42	1,159	959	245	1,204	—	1,117	—	1,159	16	(4)	16	(4)
International (1) (2) (3) (4) (6)	136	362	498	(968)	1,670	702	36	172	51	549	114	(29)	118	(22)
Subtotal	5,025	417	5,442	3,370	2,058	5,428	36	5,061	51	5,493	49	—	50	1
Corporate expenses, net (1) (2) (3) (8) (9) (10)	(147)	(310)	(457)	(1,073)	494	(579)	(5)	(152)	(5)	(462)	(86)	(21)	(86)	(20)
Income from continuing operations before interest expense and income taxes	$4,878	$107	$4,985	$2,297	$2,552	$4,849	$31	$4,909	$46	$5,031	112%	3%	114%	4%

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.33%		1.29%	1.36%		1.38%		1.33%		1.29%	(3) bp	(9) bp	(3) bp	(9) bp
Prescription Technology Solutions	12.90		15.48	12.94		15.27		12.90		15.48	(4)	21	(4)	21
Medical-Surgical Solutions	10.05		10.43	8.26		10.37		10.05		10.43	179	6	179	6
International	0.66		2.42	(2.66)		1.93		0.76		2.44	332	49	342	51
All percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	March 31, 2023	March 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$4,678	$3,532
Receivables, net	19,410	18,583
Inventories, net	19,691	18,702
Assets held for sale	17	4,516
Prepaid expenses and other	496	898
Total current assets	44,292	46,231
Property, plant, and equipment, net	2,177	2,092
Operating lease right-of-use assets	1,635	1,548
Goodwill	9,947	9,451
Intangible assets, net	2,277	2,059
Other non-current assets	1,992	1,917
Total assets	$62,320	$63,298

LIABILITIES AND DEFICIT
Current liabilities
Drafts and accounts payable	$42,490	$38,086
Current portion of long-term debt	968	799
Current portion of operating lease liabilities	299	297
Liabilities held for sale	5	4,741
Other accrued liabilities	4,195	4,543
Total current liabilities	47,957	48,466
Long-term debt	4,626	5,080
Long-term deferred tax liabilities	1,387	1,418
Long-term operating lease liabilities	1,402	1,366
Long-term litigation liabilities	6,625	7,220
Other non-current liabilities	1,813	1,540
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized, 277 and 275 shares issued at March 31, 2023 and 2022, respectively	3	2
Additional paid-in capital	7,747	7,275
Retained earnings	12,295	9,030
Accumulated other comprehensive loss	(905)	(1,534)
Treasury shares, at cost, 141 and 130 shares at March 31, 2023 and 2022, respectively	(20,997)	(17,045)
Total McKesson Corporation stockholders’ deficit	(1,857)	(2,272)
Noncontrolling interests	367	480
Total deficit	(1,490)	(1,792)
Total liabilities and deficit	$62,320	$63,298

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Year Ended March 31,
	2023	2022
OPERATING ACTIVITIES
Net income	$3,722	$1,287
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	248	279
Amortization	360	481
Long-lived asset impairment charges	72	175
Deferred taxes	(20)	34
Charges (credits) associated with last-in, first-out inventory method	1	(23)
Non-cash operating lease expense	249	241
Gain from sales of businesses and investments	(211)	(132)
European businesses held for sale	—	1,509
Other non-cash items	298	501
Changes in assets and liabilities, net of acquisitions:
Receivables	(1,082)	(1,843)
Inventories	(1,259)	(1,169)
Drafts and accounts payable	3,788	2,802
Operating lease liabilities	(338)	(356)
Taxes	363	243
Litigation liabilities	(1,088)	199
Other	56	206
Net cash provided by operating activities	5,159	4,434

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(390)	(388)
Capitalized software expenditures	(168)	(147)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(867)	(6)
Proceeds from sales of businesses and investments, net	1,077	578
Other	(194)	(126)
Net cash used in investing activities	(542)	(89)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	8,450	11,192
Repayments of short-term borrowings	(8,450)	(11,192)
Proceeds from issuances of long-term debt	997	498
Repayments of long-term debt	(1,274)	(1,648)
Payments for debt extinguishments	—	(184)
Common stock transactions:
Issuances	163	220
Share repurchases	(3,638)	(3,516)
Dividends paid	(292)	(277)
Exercise of put right by noncontrolling shareholders of McKesson Europe AG	—	(1,031)
Other	(324)	(383)
Net cash used in financing activities	(4,368)	(6,321)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	25	55
Cash, cash equivalents, and restricted cash classified within Assets held for sale	470	(540)
Net increase (decrease) in cash, cash equivalents, and restricted cash	744	(2,461)
Cash, cash equivalents, and restricted cash at beginning of year	3,935	6,396
Cash, cash equivalents, and restricted cash at end of year	4,679	3,935
Less: Restricted cash at end of year included in Prepaid expenses and other	(1)	(403)
Cash and cash equivalents at end of year	$4,678	$3,532

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Year Ended March 31,
	2023	2022	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by operating activities	$5,159	$4,434	16%
Net cash used in investing activities	(542)	(89)	509
Net cash used in financing activities	(4,368)	(6,321)	(31)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	25	55	(55)
Cash, cash equivalents, and restricted cash classified within Assets held for sale	470	(540)	187
Net increase (decrease) in cash, cash equivalents, and restricted cash	$744	$(2,461)	130%

FREE CASH FLOW (NON-GAAP)
Net cash provided by operating activities	$5,159	$4,434	16%
Payments for property, plant, and equipment	(390)	(388)	1
Capitalized software expenditures	(168)	(147)	14
Free Cash Flow (Non-GAAP)	$4,601	$3,899	18%
All percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

1 of 3
McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Transaction-related expenses and adjustments for the year ended March 31, 2023 includes pre-tax net gains of $66 million ($35 million after-tax) to remeasure assets and liabilities held for sale to fair value less costs to sell related to an agreement to sell certain of our European businesses to the PHOENIX Group, which closed on October 31, 2022. Pre-tax gains for the year ended March 31, 2023 of $306 million ($275 million after-tax) are included within Corporate expenses, net, and charges (pre-tax and after-tax) of $240 million are included within International. These gains and charges are primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, including the effect of accumulated other comprehensive income balances associated with the disposal group, and are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Transaction-related expenses and adjustments for the three months and year ended March 31, 2022 includes pre-tax gains of $79 million ($72 million after-tax) and pre-tax charges of $438 million ($431 million after-tax), respectively, related to the agreement to sell certain of our European businesses to the PHOENIX Group and to impair certain internal-use software that will not be utilized in the future. Pre-tax gains of $62 million ($54 million after-tax) and pre-tax charges of $55 million ($53 million after-tax) for the three months and year ended March 31, 2022, respectively, primarily related to the effect of accumulated other comprehensive income balances associated with the disposal group, are included within Corporate expenses, net. Gains of $17 million (pre-tax and after-tax) and pre-tax net charges of $383 million ($379 million after-tax) for the three months and year ended March 31, 2022, respectively, primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, to impair certain internal-use software that will not be utilized in the future, and the effect of accumulated other comprehensive income balances associated with the disposal group, are included within International. These gains and charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Transaction-related expenses and adjustments for the three months ended March 31, 2022 includes charges of $343 million (pre-tax and after-tax) within International primarily due to a reduction in the purchase price via an amendment to the agreement to sell our retail and distribution businesses in the United Kingdom to AURELIUS. Transaction-related expenses and adjustments for the year ended March 31, 2022 includes charges of $1.2 billion (pre-tax and after-tax) to remeasure assets and liabilities held for sale to fair value less costs to sell related to the agreement to sell our retail and distribution businesses in the United Kingdom to AURELIUS primarily within International. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Transaction-related expenses and adjustments for the year ended March 31, 2022 includes a gain of $59 million (pre-tax and after-tax) related to the sale of our Canadian health benefit claims management and plan administrative services business within International. This gain is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables..

(5)Transaction-related expenses and adjustments for the year ended March 31, 2023 includes a pre-tax gain of $142 million ($105 million after-tax) related to the exit of an investment in equity securities within U.S. Pharmaceutical. This gain is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(6)Transaction-related expenses and adjustments for the three months and year ended March 31, 2022 includes a pre-tax gain of $42 million ($33 million after-tax) related to the sale of our non-controlling interest in a joint venture within International. McKesson no longer holds an interest in the joint venture following the transaction. This gain is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

2 of 3

FINANCIAL STATEMENT NOTES (continued)

(7)Restructuring, impairment, and related charges, net for the three months and year ended March 31, 2023 includes pre-tax charges of $125 million ($95 million after-tax) and $209 million ($160 million after-tax), respectively, primarily within Prescription Technology Solutions, Corporate expenses, net, and U.S. Pharmaceutical. The three months and year ended March 31, 2022 includes pre-tax charges of $73 million ($58 million after-tax) and $281 million ($225 million after-tax), respectively, primarily within Corporate expenses, net and International. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(8)Claims and litigation charges, net for the three months and year ended March 31, 2022 includes pre-tax charges of $81 million ($77 million after-tax) related to our estimated liability for opioid-related claims of various government entities, within Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(9)Claims and litigation charges, net for the year ended March 31, 2022 includes:
•pre-tax charges of $112 million ($93 million after-tax) related to our estimated liability for opioid-related claims of governmental entities, including Native American tribes;
•a pre-tax charge of $27 million ($22 million after-tax) related to an agreement to settle opioid-related claims with the State of New York and its participating subdivisions, including Nassau and Suffolk Counties; and
•a pre-tax charge of $47 million ($39 million after-tax) related to our estimated liability for a comprehensive proposed agreement to settle opioid-related claims of participating states, their political subdivisions, and other governmental entities.
These charges are included within Corporate expenses, net and under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(10)Other adjustments, net for the year ended March 31, 2023 includes a pre-tax gain of $97 million ($72 million after-tax) from termination of forward-starting fixed interest rate swaps. Management believes that this gain is not part of normal business operations and is therefore excluded from our determination of adjusted results. This gain is included within Corporate expenses, net and under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(11)Other adjustments, net for the year ended March 31, 2022 includes pre-tax charges of $155 million ($118 million after-tax) related to inventory write downs on certain excess personal protective equipment within Medical-Surgical Solutions. These charges were driven by the intent of management to not sell this excess inventory which required inventory write downs to zero net realizable value, and instead direct it to charitable organizations or otherwise dispose. A portion of this inventory was committed for donation and delivered to charitable organizations during fiscal 2022. Due to the nature of this inventory which is no longer intended for sale in a quantitatively significant amount, management believes this charge is not part of normal business operations and is therefore excluded from our determination of adjusted results. A pre-tax charge of $147 million ($112 million after-tax) is included under "gross profit" primarily related to the excess inventory, which we no longer planned to sell, and a pre-tax charge of $8 million ($6 million after-tax) is included under "total operating expenses" related to the completed donation in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(12)Other adjustments, net for the year ended March 31, 2022 includes a pre-tax loss of $191 million ($141 million after-tax) on debt extinguishment within Corporate expenses, net related to our July 2021 tender offer to redeem a portion of our existing debt. This charge is included under "loss on debt extinguishment" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(13)Net losses (gains) associated with McKesson Ventures' equity investments for the years ended March 31, 2023 and 2022 included pre-tax net losses of $36 million ($27 million after-tax) and pre-tax net gains of $98 million ($72 million after-tax), respectively, within Corporate expenses, net. These amounts were recorded under “Other income, net” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

3 of 3

FINANCIAL STATEMENT NOTES (continued)

(14)Termination of Tax Receivable Agreement ("TRA") with Change Healthcare for the year ended March 31, 2023 consists of a pre-tax gain of $126 million ($93 million after-tax) within Corporate expenses, net, related to a cash payment received as a result of the exercise of an option by Change Healthcare Inc. ("Change") pursuant to the TRA for early termination of the agreement. We entered into this agreement as part of the formation of a joint venture with Change, from which McKesson has since exited. This amount was recorded under “Other income, net” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

1 of 3
McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Loss on Debt Extinguishment (Non-GAAP): We define Adjusted Loss on Debt Extinguishment as GAAP loss on debt extinguishment, excluding other adjustments.

•Adjusted Interest Expense (Non-GAAP): We define Adjusted Interest Expense as GAAP interest expense, excluding transaction-related expenses and adjustments related to net interest expense incurred from cross-currency swaps used to hedge the changes in the fair value of the Company's foreign currency-denominated notes resulting from changes in benchmark interest rates and foreign currency exchange rates. The foreign currency-denominated notes were previously designated as non-derivative net investment hedges of portions of the Company's net investments in its now-divested European businesses against the effect of exchange rate fluctuations on the translation of foreign currency balances to the U.S. dollar.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income (loss) from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings (loss) per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP): We define Adjusted Earnings per Diluted Share Excluding Certain Items as Adjusted Earnings (Non-GAAP), excluding the impacts of the U.S. government's COVID-19 vaccine distribution program, the U.S. government's kitting, storage, and distribution of ancillary supplies for COVID-19 vaccines program, sales of COVID-19 tests, net gains and losses associated with McKesson Ventures' equity investments, and the gain recognized related to termination of the TRA with Change, as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

2 of 3

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The following provides further details regarding certain adjustments made to our Adjusted Earnings per Diluted Share (Non-GAAP) financial results to arrive at our Adjusted Earnings per Diluted Share Excluding Certain Items (Non-GAAP) as defined above:

U.S. government's COVID-19 vaccine distribution program - The Company distributes certain COVID-19 vaccines in support of the U.S. government through a contract with the Centers for Disease Control and Prevention. The results of operations related to this vaccine distribution program are reflected in the U.S. Pharmaceutical segment.

U.S. government's kitting, storage, and distribution of ancillary supplies program and COVID-19 tests - The Company operates under a contract to manage the assembly, storage, and distribution of ancillary supply kits for COVID-19 vaccines as directed by the Department of Health and Human Services. Sales of COVID-19 tests are also included in the Company's results of operations. These items are reflected in the Medical-Surgical Solutions segment.
•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit (loss), excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income (loss) from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, net interest expense impact of hedging foreign currency-denominated notes, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash charges or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Canadian dollars, Euro, and British pound sterling. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.